Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-185105; Form S-1 No.  333-163855) pertaining to LNL Agents’ 401(k) Savings Plan of our report dated July 1, 2013, with respect to the financial statements and schedule of LNL Agents’ 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
July 1, 2013

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